Exhibit 32

Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 10-K of Sixth Street Specialty Lending, Inc. (the “Company”) for the annual period ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert "Bo" Stanley, as Chief Executive Officer of the Company and Ian Simmonds, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ Robert "Bo" Stanley
Name:	Robert "Bo" Stanley
Title:	Chief Executive Officer
(principal executive officer)

Date: February 12, 2026

/S/ IAN SIMMONDS
Name:	Ian Simmonds
Title:	Chief Financial Officer
(principal financial officer)

Date: February 12, 2026

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.